Exhibit 99.1

P R O X Y C A R D

Jupiter Wellness Acquisition Corp.
1061 E. Indiantown Road, Suite 110

Jupiter, Florida 33477

SPECIAL MEETING
OF JUPITER WELLNESS ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING
TO BE HELD ON                   , 2023.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated                    , 2023, in connection with the special meeting (the “Shareholder Meeting”) of Jupiter Wellness Acquisition Corp. (“Jupiter”) to be held at 10:00 a.m. Eastern Time on                    , 2023, via a virtual meeting, and hereby appoints and                    , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Jupiter registered in the name provided, which the undersigned is entitled to vote at the Shareholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6.

(Continued and to be marked, dated and signed on reverse side)

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination described in this proxy statement/prospectus, including (a) adopting the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, which, among other things, provides for the Share Exchange and the merger of JWAC with and into a wholly-owned subsidiary of the newly formed holding company Pubco, with each of JWAC and Chijet surviving as a separate, direct, wholly-owned subsidiary of Pubco, and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in this proxy statement/prospectus (which we collectively refer to as the “Business Combination Proposal”);

For	Against	Abstain
☐	☐	☐

Proposal No. 2 — The Charter Amendments Proposal — to consider and vote upon a proposal to approve amended and restated memorandum and articles of association of Pubco (the “Proposed Charter”) in accordance with our certificate of incorporation, in the form attached hereto as Annex B (which we refer to as the “Charter Amendments Proposal”);

For	Against	Abstain
☐	☐	☐

Proposal No. 3— The Advisory Charter Amendments Proposals — to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, presented separately in accordance with U.S. Securities and Exchange Commission (“SEC”) requirements (which we refer to as the “Advisory Charter Amendments Proposals”);

For	Against	Abstain
☐	☐	☐

Proposal No. 4 — The Nasdaq Stock Issuance Proposal — to consider and vote on a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Capital Market (“Nasdaq”), the issuance of more than 20% of the total issued and outstanding Pubco Ordinary Shares in connection with the Business Combination (which we refer to as the “Nasdaq Proposal”);

For	Against	Abstain
☐	☐	☐

Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve the Chijet Motors 2023 Stock Incentive Plan (the “Incentive Plan”), effective upon the consummation of the Closing, in substantially the form attached to the accompanying proxy statement/prospectus as Annex C (which we refer to as the “Incentive Plan Proposal”); and

For	Against	Abstain
☐	☐	☐

Proposal No. 6 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the special meeting (which we refer to as the “Adjournment Proposal”).

For	Against	Abstain
☐	☐	☐

Dated: _______________, 2023

(Signature) __________________________________________________________________________

(Signature if held Jointly) ______________________________________________________________

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO AMERICAN STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.